ATTACHMENT A
 To the Amended and Restated Mutual Fund Custody Agreement dated July 2, 2001
        Between The Victory Portfolios and KeyBank National Association


1.    Balanced Fund, Class A and G Shares
2.    Convertible Fund, Class A and G Shares
3.    Diversified Stock Fund, Class A, B, C and G Shares
4.    Growth Fund, Class A and G Shares
5.    Established Value Fund, Class A and G Shares
6.    Federal Money Market Fund, Investor and Select Shares
7.    Financial Reserves Fund, Class A Shares
8.    Fund for Income, Class A, C and G Shares
9.    Gradison Government Reserves Fund, Class G Shares and Trust Shares
10.   Institutional Money Market Fund, Investor and Select Shares
11.   Intermediate Income Fund, Class A and Class G Shares
12.   International Growth Fund, Class A and G Shares
13.   LifeChoice Conservative Investor Fund, Class A Shares
14.   LifeChoice Growth Investor Fund, Class A Shares
15.   LifeChoice Moderate Investor Fund, Class A Shares
16.   Nasdaq-100 Index Fund, Class A, C and G Shares
17.   National Municipal Bond Fund, Class A and G Shares
18.   New York Municipal Bond Fund, Class A and G Shares
19.   Ohio Municipal Bond Fund, Class A and G Shares
20.   Ohio Municipal Money Market Fund, Class A Shares
21.   Prime Obligations Fund, Class A Shares
22.   Real Estate Fund, Class A, C and G Shares
23.   Small Company Opportunity Fund, Class A and G Shares
24.   Special Value Fund, Class A and G Shares
25.   Stock Index Fund, Class A and G Shares
26.   Tax-Free Money Market Fund, Class A Shares
27.   Value Fund, Class A and G Shares

As of February 26, 2002